Exhibit 5.2

WOLLMUTH MAHER & DEUTSCH LLP

500 FIFTH AVENUE

NEW YORK, NEW YORK 10110

TELEPHONE (212) 382-3300

FACSIMILE (212) 382-0050

January 25, 2013

The Pantry, Inc.

305 Gregson Drive

Cary, North Carolina 27511

and

Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

Wells Fargo Capitol Center

150 Fayetteville Street, Suite 2300

Raleigh, North Carolina 27601

Re:	The Pantry, Inc./ Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special New York opinion counsel to The Pantry, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) to be filed by the Company on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the proposed registration, issuance and exchange (the “Exchange Offer”) of up to $250,000,000 aggregate principal amount of the Company’s 8.375% Senior Notes due 2020 (the “Exchange Notes”) for a like principal amount of the Company’s 8.375% Senior Notes due 2020 outstanding on the date hereof (the “Original Notes”). The Original Notes have been, and the Exchange Notes will be, issued by the Company pursuant to the Indenture, dated as of August 3, 2012 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”). This opinion is furnished to you pursuant to Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with the opinion rendered herein, we have reviewed the following documents:

(a)	The Indenture; and

(b)	The form of the Exchange Notes.

The Pantry, Inc.

January 25, 2013

We have examined originals or copies, certified or otherwise identified to our satisfaction, of all records, agreements, instruments, certificates (including, without limitation, certificates of public officials) and other documents which we have deemed necessary as a basis for the opinion hereinafter expressed. Additionally, we have assumed (i) the genuineness of all signatures, (ii) the legal capacity of natural persons, (iii) the authenticity of all documents submitted to us as originals and the conformity with original documents of all documents submitted to us as certified, conformed or photostatic copies, (iv) that, based on the legal opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., dated the date hereof, the Company (A) has the power and the capacity to enter into, execute, deliver and perform all of its obligations under the Indenture and the Exchange Notes, (B) has duly authorized all performance under and all requisite acts with respect to the Exchange Notes and the Indenture and (C) has duly executed and delivered the Indenture, and (v) the validity and binding effect of the Exchange Notes and the Indenture on each party thereto other than the Company.

Based upon and subject to the foregoing and the further assumptions, limitations and qualifications hereinafter expressed, it is our opinion that, when the Registration Statement has become effective under the Securities Act and the Exchange Notes have been duly executed by the Company, authenticated by the Trustee in accordance with the Indenture, and issued and delivered against receipt of the Original Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, each Exchange Note will be the valid and binding obligation of the Company.

The opinion expressed above is subject to the following qualifications and limitations:

(A) The enforcement of the Exchange Notes and the Indenture may be subject to and limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect affecting the rights of creditors generally.

(B) Our opinion is also subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), which may, among other things, deny rights of specific performance.

We are qualified to practice law in the State of New York and do not hold ourselves out as being conversant with, and express no opinion herein with respect to, the applicability or effect of any laws other than the laws of the State of New York.

*****

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to us in the Registration Statement and any amendments thereto. Such

The Pantry, Inc.

January 25, 2013

consent shall not be deemed to be an admission that our firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the regulations promulgated pursuant thereto.

Our opinion herein is expressed as of the date hereof, and we undertake no obligation to advise you of changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

Very truly yours,

/s/ Wollmuth Maher & Deutsch LLP

WOLLMUTH MAHER & DEUTSCH LLP